Exhibit 99.1

Nuclear Company Deep Fission Announces Site for Department of Energy Pilot at Great Plains Industrial Park in Kansas

-- Company plans to pursue a full-scale commercial project at the site following successful test reactor demonstration --

Berkeley, CA — December 4, 2025 — Deep Fission, Inc. (“Deep Fission” or the “Company”), a pioneering advanced nuclear energy company placing small modular pressurized water reactors in boreholes one mile underground, announced today that it has selected the Great Plains Industrial Park in Parsons, Kansas, as the site of its advanced reactor pilot project. Deep Fission will hold a groundbreaking ceremony on Tuesday, December 9, 2025, marking a significant milestone in the Company’s first demonstration of the Gravity Nuclear Reactor.

Deep Fission is participating in the U.S. Department of Energy’s (DOE) Reactor Pilot Program, an initiative designed to accelerate the deployment of advanced nuclear technologies through a streamlined regulatory pathway under the Atomic Energy Act.

Pending DOE authorization, the Company aims to complete construction of its first reactor and achieve criticality by July 4, 2026, at the Kansas location. Deep Fission and the Great Plains Development Authority have signed a letter of intent, outlining their collaboration on the pilot and the parties’ intention to develop a full-scale commercial project at the same site.

“This pilot is an exciting first step toward an energy-abundant America,” said Liz Muller, Co-Founder and CEO of Deep Fission. “We’re proud to partner with the Great Plains Industrial Park and southeast Kansas to show what’s possible with next-generation nuclear. Our Gravity reactor is designed to deliver safer, faster, and dramatically cheaper energy. We’re grateful to the Administration for the opportunity to move from vision to reality through the program.”

“Kansas has long been a leader in energy production, and we’re continuing to diversify our portfolio with innovative technologies such as advanced nuclear,” Lieutenant Governor and Secretary of Commerce David Toland said. “As Deep Fission prepares to demonstrate its DOE-supported pilot reactor in Parsons, Commerce will support their efforts to integrate a thoughtful and transparent community engagement process that gives local residents clear avenues to ask questions and be part of the conversation.”

“This project supports American energy independence and will help lower energy rates for Kansans,” said U.S. Senator Jerry Moran. “Our state’s skilled workforce and capabilities continue to attract new investments, and this project will help bolster Kansas’ energy infrastructure to support even more businesses and innovation.”

“Congratulations to the Great Plains Industrial Park on its partnership with Deep Fission as part of the U.S. Department of Energy’s nuclear energy Pilot Program,” said U.S. Senator Roger Marshall, M.D. “As our nation’s demand for reliable, around-the-clock energy continues to grow, advanced nuclear technology will play a critical role in strengthening America’s power grid. Since coming to the Senate, I have strongly supported expanding nuclear energy, and it’s exciting to see cutting-edge innovation and high-quality energy investment come to Kansas.”

“Great Plains Development Authority is excited to welcome Deep Fission, and we are committed to supporting their work at the Kansas Proving Grounds in the Great Plains Industrial Park,” said Great Plains Development Authority Chairman Robert C. Wood. “Deep Fission’s pilot demonstrates a new level of energy innovation, showcasing Kansas’s potential to the world. The Board and I look forward to building a long-term relationship with Deep Fission and the positive impacts this collaboration will bring.”

“The Labette County Commissioners are pleased to support the joint venture between Great Plains Industrial Park and Deep Fission as part of the Department of Energy’s Pilot Program. We are committed to backing projects that provide jobs, energy, and economic growth for the citizens of Labette County.”

“We at Labette Community College are excited for opportunities to expand workforce development programs through new partnerships with companies like Deep Fission in the Great Plains Industrial Park,” said Dr. Mark Watkins, President, Labette Community College. “By collaborating directly with these businesses, we can design initiatives that meet evolving industry demands. Together, we’re building a stronger connection between education, employment, and long-term community growth.”

The Great Plains Industrial Park, located on more than 14,000 acres in Labette County, Kansas, is an established site for industrial and energy development. It offers Deep Fission the unique opportunity to scale onsite and potentially grow with the Park for decades to come.

Deep Fission’s proprietary underground Gravity reactor design leverages methods from the nuclear, oil and gas, and geothermal industries. By placing reactors one mile underground, the surrounding geology provides billions of tons of passive shielding and natural containment – enhancing safety and security while significantly reducing cost, surface footprint, and visual impact.

The announcement follows Deep Fission’s recently completed go-public transaction and a growing base of commercial interest, including letters of intent representing approximately 12.5 GW of potential future demand. For more information, visit Deep Fission’s community page: deepfission.com/community.

About Deep Fission

Deep Fission is revolutionizing the energy landscape with innovative technology that places a small modular pressurized water reactor in a borehole one mile underground. Founded and led by a team of seasoned scientists, engineers, and entrepreneurs, the Company is committed to delivering safe, reliable, and affordable low-carbon power at scale. Deep Fission was recently selected for the Department of Energy’s Reactor Pilot Program and is targeting criticality by July 2026. Deep Fission was founded in 2023 by father-daughter team Elizabeth and Richard Muller. Learn more at deepfission.com.

About Great Plains Industrial Park

As one of the most strategically positioned industrial development parks in the region, Great Plains Industrial Park offers infrastructure-ready sites, multimodal logistics access, and progressive sustainability initiatives that set it apart from other industrial development zones in the Midwest. Formerly the Kansas Army Ammunition Plant, the Great Plains Industrial Park spans 14,000 acres with a robust utility backbone, direct Class 1 rail access, and a growing reputation for innovation. Businesses locating here gain access to an adaptable environment ideal for mission-critical operations, along with support services and economic development incentives. Learn more at Great Plains Industrial Park .

Contacts:

Deep Fission:

For media inquiries, please contact:
Chloe Frader, VP of Strategic Affairs
media@deepfission.com

For investor inquiries, please contact:
Bob Prag
IR@deepfission.com

Great Plains Industrial Park:

Brad Reams
breams@parsonsks.com
620-421-1228

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, among other things, statements regarding Deep Fission’s development plans, anticipated project timelines, potential commercial opportunities, collaboration activities, and other future matters. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that may affect actual results are described under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Deep Fission’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (as amended or supplemented), and in other filings Deep Fission makes with the SEC. Forward-looking statements speak only as of the date of this press release. Deep Fission undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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